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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  July 8, 1998



                            MICROTEL INTERNATIONAL, INC.
                            ----------------------------
               (Exact Name of Registrant as Specified in Its Charter)



           Delaware                       1-10346              77-0226211
 -------------------------------------------------------------------------------
  (State or other jurisdiction of      (Commission File     (IRS Employer
   incorporation or organization)          Number)           Identification No.)




              4290 East Brickell Street, Ontario, California    91761
              -------------------------------------------------------
              (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (909) 456-4321



            -------------------------------------------------------------
            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

REPLACEMENT CREDIT FACILITY
---------------------------

     On July 8, 1998, the Company finalized a $10.5 million credit facility with a commercial finance company which provides a term loan of approximately $1.5 million and a revolving line of credit of up to $8 million based upon available assets, of which the Company has utilized approximately $4 million and a capital equipment acquisition credit line of up to $1 million. This credit facility replaced the existing credit facilities of the Company's domestic operating companies and provides expanded borrowing capability based upon available assets.

SALE OF SERIES A CONVERTIBLE PREFERRED STOCK
--------------------------------------------

     On July 8, 1998, the Company completed the sale to three institutional investors of 200 shares of Series A convertible preferred stock (the "Preferred Shares") at $10,000 per share and one million warrants to purchase the Company's common stock exercisable at $1.25 per share, expiring May 22, 2001. The Company received net proceeds of approximately $1,843,000 after deduction of commissions and transaction-related expenses and utilized such proceeds for working capital. The Preferred Shares are convertible into the common stock of the Company at the option of the holder thereof at any time after the ninetieth (90th) day of issuance thereof at the conversion price per share of Preferred Share equal to $10,000 divided by the lesser of (x) $1.25 and (y) One Hundred Percent (100%) of the arithmetic average of the three lowest closing bid prices over the forty (40) trading days prior to the exercise date of any such conversion. No more than 20% of the aggregate number of Preferred Shares originally purchased and owned by any single may be converted in any thirty (30) day period after the ninetieth (90th) day of issuance. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Shares are entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the company's common stock by reason of their ownership, an amount per share equal to $10,000 for each outstanding Preferred Share. Any unconverted Preferred Shares may be redeemed at the option of the Company for cash at a per share price equal to $11,500 per Preferred Share and any Preferred Shares which remain outstanding as of May 22, 2003 are subject to mandatory redemption by the Company at the same per-share redemption price.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     MICROTEL INTERNATIONAL, INC.


                                     By: /s/ James P. Butler
                                        ----------------------
                                        James P. Butler
                                        Chief Financial Officer


Date: July 30, 1998